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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 31, 1997



                       ADVANTAGE MARKETING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



         OKLAHOMA                       33-80629                73-1323256
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


 2601 NORTHWEST EXPRESSWAY, SUITE 1210W
       OKLAHOMA CITY, OKLAHOMA                                   73112-7293
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (405) 842-0131

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to a Stock Purchase Agreement having an effective date of January 31, 1997, (the "CII Purchase Agreement"), the Company acquired all of the issued and outstanding capital stock of Chambre International, Inc., a Texas corporation ("CII"), and CII became a wholly-owned subsidiary of the Company (the "CII Acquisition"). CII is a network marketer of various third-party manufactured cosmetics, skin care and hair care products. In connection with the CII Acquisition, the Company issued and delivered 6,842 shares of Common Stock to the shareholders of CII at closing and issued and delivered an additional 7,518 shares of Common Stock to the shareholders of CII on March 31, 1997, after determination of certain liabilities. The CII Acquisition was accounted for under the purchase method of accounting. The purchase price and transaction costs were allocated $179,325 to goodwill and $20,000 to a covenant not to compete, which are being amortized over 20-year and 47-month periods, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS AND EXHIBITS.

     Pursuant to Reg. (S) 228.310, none of the conditions of the CII Acquisition specified in paragraph (c)(2) of Item 310 exceeded 20%, therefore, financial statements are not required to be included in this report.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     Pursuant to Reg. (S) 228.310, pro forma information showing the effects of the CII Acquisition are not required to be included in this report.

     (c)  EXHIBITS.

     2.1 Stock Purchase Agreement having an effective date of January 31, 1997, between Advantage Marketing Systems, Inc., Chambre International, Inc., Janet Britt, Jerry Hampton, Teresa Hampton, James Baria, Florence Baria, Rose Cashin, Pat Eason, Joseph Williams, Livia Williams, Don Black, Nadine Black, Lynda Brown, Gary Galindo, Harold Griffin, Linda Griffin, Irene Van Vlaenderen, Dean Klockentegger, Rose Hilgedick, Wayne Hilgedick, Julie Connary and Royce Britt is incorporated by reference to Exhibit 2.1 of the Company's Form 8-K, as filed with the Commission on February 17, 1997.

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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADVANTAGE MARKETING SYSTEMS, INC.
                                   (Registrant)


                                   By: /s/ ROGER P. BARESEL
                                      ------------------------------------------
                                         Roger P. Baresel, President

Date: June 24, 1997

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